UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 3, 2015, Cott Corporation (the “Company”) began the redemption of all of its outstanding Series B Non-Convertible First Preferred Shares (the “Series B Preferred”) and Series A Convertible First Preferred Shares (the “Series A Preferred” and together with the Series B Preferred, the “Preferred Shares”), which were issued in December 2014 as partial consideration for the Company’s acquisition of DSS Group, Inc. and its DS Services business. In connection with that acquisition, the Company entered into a Director Designation Agreement dated December 12, 2014 (the “Agreement”) with Crestview DSW Investors, L.P. (the “Sellers’ Representative”). The Agreement provided the holders of the Preferred Shares (the “Holders”), acting through the Sellers’ Representative, with board observer rights and, upon conversion of the Series A Preferred to common shares of the Company, the right to designate individuals to serve on the Company’s board of directors.

As a result of the redemption on June 3, 2015 of Preferred Shares from Holders electing early redemption, termination thresholds specified in the Agreement were met and the Agreement terminated automatically on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)
June 9, 2015

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary